Exhibit 99.1

HISTORICAL FINANCIAL STATEMENTS OF SECUVANT, LLC

Index

A.	Audited Financial Statements as of December 31, 2025, and 2024 and for the Years Then Ended

B.	Unaudited Condensed Financial Statements as of June 30, 2026, and December 31, 2025 and for the Six Months Ended June 30, 2026, and 2025

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SECUVANT, LLC

FINANCIAL STATEMENTS

For the Years Ended December 31, 2025, and 2024

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SECUVANT, LLC

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:

The Board of Directors and Stockholders of Secuvant LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Secuvant LLC (the “Company”) as of December 31, 2025 and 2024, and the related statements of operations, member’s equity (deficit), and cash flows for each of the two years ended December 31, 2025 and 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the two-years ended December 31, 2025 and 2024, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has a members’ deficit, a working capital deficit, concentrates its billings among a limited number of customers, and experienced a decline in billings in 2025 compared with 2024 that raise substantial doubt about its ability to continue as a going concern. Management’s plans with regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform audits of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal controls over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.

Certified Public Accountants

PCAOB ID: 1171

We have served as the Company’s auditor since 2026.

San Mateo, California

October 28, 2026

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SECUVANT, LLC

BALANCE SHEETS

December 31, 2025 and 2024

	December 31,
	2025	2024
ASSETS
Current assets:
Cash	$478,981	$339,565
Accounts receivable	296,978	492,065
Prepaid expenses and other current assets	68,782	10,540
Total current assets	844,741	842,170
Non-current assets:
Property and equipment, net	78,697	314
Software development costs, net	77,158	99,289
Total assets	$1,000,596	$941,773

LIABILITIES AND MEMBERS’ DEFICIT
LIABILITIES
Current liabilities:
Accounts payable and accrued liabilities	$241,850	$623,099
Deferred revenue and customer deposits	800,496	1,121,180
Line of credit	—	60,000
Current portion of notes payable	13,001	4,446
Current portion of note payable – related party	44,000	44,000
Total current liabilities	1,099,347	1,852,725
Non-current liabilities:
Notes payable, net of current portion	273,400	204,124
Note payable – related party, net of current portion	106,333	150,333
Total liabilities	1,479,080	2,207,182
Commitments and contingencies (Note 14)
MEMBERS’ DEFICIT
Members’ capital	281,782	281,782
Accumulated deficit	(760,266)	(1,547,191)
Total members’ deficit	(478,484)	(1,265,409)
Total liabilities and members’ deficit	$1,000,596	$941,773

The accompanying notes are an integral part of these financial statements.

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SECUVANT, LLC

INCOME STATEMENTS

For the Years Ended December 31, 2025 and 2024

	For the Years Ended December 31,
	2025	2024
Revenue	$2,336,556	$2,485,868
Cost of revenue	736,942	1,276,063
Gross profit	1,599,614	1,209,805

Operating expenses:
Selling, general and administrative expenses	509,569	445,841
Management and consulting fees – related parties	319,008	379,073
Depreciation of property and equipment	8,956	2,640
Amortization of software development costs	81,638	78,847
Total operating expenses	919,171	906,401
Income from operations	680,443	303,404

Other income (expense):
Interest expense	(14,871)	(28,013)
Other income (expense), net	121,353	(106,859)
Total other income (expense), net	106,482	(134,872)
Net income	$786,925	$168,532

The accompanying notes are an integral part of these financial statements.

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SECUVANT, LLC

STATEMENTS OF CHANGES IN MEMBERS’ DEFICIT

For the Years Ended December 31, 2025, and 2024

	Members’ Capital	Accumulated Deficit	Total Members’ Deficit
Balance, December 31, 2023	$281,782	$(1,715,723)	$(1,433,941)
Net income	—	168,532	168,532
Balance, December 31, 2024	281,782	(1,547,191)	(1,265,409)
Net income	—	786,925	786,925
Balance, December 31, 2025	$281,782	$(760,266)	$(478,484)

The accompanying notes are an integral part of these financial statements.

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SECUVANT, LLC

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2025, and 2024

	December 31, 2025	December 31, 2024
Cash flows from operating activities:
Net income	$786,925	$168,532
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of property and equipment	8,956	2,640
Amortization of software development costs	81,638	78,847
Changes in operating assets and liabilities:
Accounts receivable	195,087	(432,940)
Prepaid expenses and other current assets	(58,243)	7,867
Accounts payable and accrued liabilities	(381,249)	(134,271)
Deferred revenue and customer deposits	(320,684)	(112,156)
Net cash provided by (used in) operating activities	312,430	(421,481)
Cash flows from investing activities:
Capitalized software development costs	(59,505)	(6,529)
Purchases of equipment	(1,439)	—
Net cash used in investing activities	(60,944)	(6,529)
Cash flows from financing activities:
Proceeds from line of credit	—	60,000
Repayments of line of credit	(60,000)	—
Repayments of note payable – related party	(44,000)	(44,000)
Repayments of notes payable	(8,070)	(5,154)
Net cash (used in) provided by financing activities	(112,070)	10,846
Net increase (decrease) in cash	139,416	(417,164)
Cash, beginning of year	339,565	756,729
Cash, end of year	$478,981	$339,565

Supplemental cash flow information:
Cash paid for interest	14,871	27,655
Non-cash financing activities:
Vehicle acquired through issuance of note payable	85,900	—

The accompanying notes are an integral part of these financial statements.

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SECUVANT, LLC

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2025, and 2024

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Secuvant, LLC (the “Company”, “Secuvant”, “we”, “us” or “our”) is a Utah limited liability company headquartered in Utah. The Company provides managed cybersecurity services to commercial customers, principally in the United States. Cybersecurity services include managed detection and response (“MDR”), risk and program management (“RPM”), and threat and vulnerability management (“TVM,” marketed as Panoptic), together with security assessments, penetration testing and consulting projects. The Company is governed by its Amended and Restated Operating Agreement dated November 5, 2019, and its managing member directs its day-to-day operations.

Acquisition by Cycurion, Inc.

On June 3, 2026, Cycurion, Inc. (“Cycurion”), a Delaware corporation whose common stock is listed on The Nasdaq Global Market, acquired 100% of the membership interests of the Company pursuant to an Agreement and Plan of Merger dated May 21, 2026, under which Cycurion Merger Sub, LLC, a wholly owned subsidiary of Cycurion, merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Cycurion (the “Acquisition”). As a result, the Company is a wholly owned subsidiary of Cycurion, and Cycurion, as the Company’s parent, controls the Company’s operations, financing and cash management. The Company’s services and technology are being integrated into Cycurion’s cybersecurity offerings. The Acquisition is further described in Note 17.

Emerging Growth Company

Cycurion is an emerging growth company as defined in Section 2(a) of the Securities Act of 1933, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with those standards, and Cycurion has elected not to opt out of this extended transition period. Because these financial statements are included in a filing of Cycurion, the Company applies new or revised accounting standards using the effective dates applicable to private companies. This may make comparison of the Company’s financial statements with those of a public company that is neither an emerging growth company nor an emerging growth company that has opted out of the extended transition period difficult or impossible because of the potential differences in accounting standards used.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). These financial statements have been prepared pursuant to Rule 3-05 and Article 8 of Regulation S-X for inclusion in a Current Report on Form 8-K of Cycurion. The Company’s fiscal year ends on December 31, and the accompanying financial statements present the Company’s financial position as of December 31, 2025, and 2024 and its results of operations and cash flows for the years then ended. The Company has no subsidiaries.

Use of Estimates

Preparing financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of revenue, expenses, assets and liabilities, and the disclosure of contingent assets and liabilities. The Company regularly assesses these estimates. We base our estimates on historical experience, currently available information, and various other assumptions that we believe are reasonable under the circumstances. Management evaluates these estimates and assumptions on an ongoing basis, including those relating to the period over which revenue is recognized, the allowance for credit losses, the useful lives of property and equipment and software development costs, the valuation and impairment of software development costs and other long-lived assets, the classification of debt maturities, and contingencies. The Company does not recognize revenue using cost-based measures of progress. Actual results could differ from those estimates. The impact of changes in estimates is recorded in the period in which they become known.

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Revenue Recognition

The Company accounts for revenue in accordance with Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). The Company accounts for a contract with a customer that is within the scope of this topic only when the five steps of revenue recognition under ASC 606 are met. Revenue is derived primarily from managed cybersecurity services provided to commercial customers, which are recognized over time as the services are delivered.

Step 1 – Identify the contract with a customer. The Company enters into agreements with customers that create enforceable rights and obligations and for which it is probable that the Company will collect the consideration to which it will be entitled as services are transferred to the customer. Contracts are generally documented in master services agreements and statements of work that specify the services, the service period, pricing and payment terms. The Company also evaluates whether two or more agreements should be accounted for as one single contract.

Step 2 – Identify the performance obligations. At contract inception, the Company determines whether the services to be provided are to be accounted for as a single performance obligation or as multiple performance obligations. Each managed service (MDR, RPM and TVM) is a stand-ready obligation consisting of a series of distinct service periods that are substantially the same and have the same pattern of transfer and is accounted for as a single performance obligation. Set-up and onboarding activities that do not transfer a distinct service are combined with the related managed service. Security assessments, penetration testing and other project-based professional services are separate performance obligations.

Step 3 – Determine the transaction price. When determining the total transaction price, the Company identifies both fixed and variable consideration elements within the contract. The Company estimates variable consideration as the most likely amount to which the Company expects to be entitled, limited to the extent that it is probable that a significant reversal will not occur in a subsequent period. The Company’s contracts consist primarily of fixed monthly, quarterly or annual fees; variable consideration is limited to fees for hours used in excess of contractual allotments, which are recognized when the hours are used. Contracts do not include rights of return, warranties, rebates or discounts. Because customers are invoiced in advance and the period between payment and the transfer of services is one year or less, the Company does not adjust the transaction price for a significant financing component. Sales and similar taxes collected from customers are excluded from the transaction price.

Step 4 – Allocate the transaction price. When a contract includes more than one performance obligation, the Company allocates the transaction price to each performance obligation based on its relative standalone selling price, which is generally the contractually stated price for the service when sold separately.

Step 5 – Recognize revenue when, or as, performance obligations are satisfied. Revenue for managed services is recognized over time, ratably over the service period, using a time-based measure of progress, because the customer simultaneously receives and consumes the benefits as the Company performs. Professional services are recognized as the services are performed. Reimbursable out-of-pocket expenses billed to customers are recognized as revenue on a gross basis, with the related costs included in cost of revenue, because the Company is the principal in those arrangements.

Customers are generally invoiced monthly, quarterly or annually in advance, and certain contracts require a final-month prepayment that is held until the end of the contract. Amounts invoiced in advance of performance are recorded as deferred revenue (a contract liability). Customer deposits represent amounts received that are refundable or have not yet been applied to a contract.

The Company accounts for contract costs in accordance with ASC Topic 340-40, Other Assets and Deferred Costs – Contracts with Customers. The incremental costs of obtaining a contract, which consist of sales commissions, are expensed as incurred under the practical expedient for costs whose amortization period would be one year or less. Costs to fulfill contracts, principally third-party platform license fees and outside contractor costs, are expensed as incurred because they do not generate or enhance resources that will be used to satisfy future performance obligations.

Cash

Cash is stated at cost, which approximates fair value, and consists of demand deposits with financial institutions. The Company’s cash balances may, from time to time, exceed insured limits of $250,000 established by the Federal Deposit Insurance Corporation (“FDIC”). At December 31, 2025 and 2024, balances at one institution exceeded the FDIC limit by approximately $228,000 and $89,000, respectively. The Company has not experienced any losses in such accounts, and management believes that the Company is not exposed to significant credit risk on its cash balances.

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Accounts Receivable and Allowance for Credit Losses

Accounts receivable includes the following:

Billed receivables: Billed receivables are balances for which an invoice has been prepared and issued and is collectible under standard contract terms, generally within 30 days.

Unbilled receivables: Unbilled receivables are balances that have not yet been billed due to timing, for which the Company has fulfilled all requirements to bill the customer. Because customers are generally invoiced in advance of service, the Company had no unbilled receivables on December 31, 2025, or 2024.

The Company maintains an allowance for credit losses on its accounts receivable, which includes both billed and unbilled receivables measured at amortized cost. The allowance is a contra-asset account representing management’s estimate of amounts not expected to be collected over the life of the receivable.

The Company estimates expected credit losses in accordance with ASC Topic 326, Financial Instruments – Credit Losses, based on historical loss experience, current conditions, and reasonable and supportable forecasts. Receivables are evaluated collectively, grouped by similar risk characteristics, which for the Company primarily reflects the composition of its commercial customer base, and individually when specific information indicates that a balance may not be collectible. Qualitative adjustments are applied as necessary to reflect conditions that may differ from historical experience.

The allowance is reviewed and updated at each reporting date. When a specific receivable is determined to be uncollectible, it is written off against the allowance. Recoveries of amounts previously written off are recognized when received. The Company has historically experienced minimal credit losses and recorded no write-offs during the periods presented; accordingly, no allowance was recorded on December 31, 2025, or 2024 (Note 5).

Concentrations

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and accounts receivable. The Company’s customer base consists of commercial enterprises, and a small number of customers account for a significant portion of billings and accounts receivable. The Company monitors the financial condition of its customers and the credit quality of its receivable portfolio and does not require collateral from its customers. Customers representing 10% or more of billings or accounts receivable, and vendors representing 10% or more of purchases or accounts payable are disclosed in Note 15.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation. Depreciation is recorded over the assets’ estimated useful lives using the straight-line method, which is three years for computer equipment, five to seven years for furniture and equipment, and five years for vehicles. Leasehold improvements are amortized over the shorter of their useful life or the remaining term of the lease.

Upon sale or retirement of property and equipment, the cost and related accumulated depreciation are eliminated from the accounts and any gain or loss on such disposition is reflected in the income statements. Fully depreciated assets no longer in service are removed from the accounts. Repairs and maintenance costs are expensed as incurred. Major renewals and improvements are capitalized and depreciated over their estimated useful lives.

Software Development Costs

The Company develops software used to deliver its TVM (Panoptic) service and related client portals, which customers access as a service and do not take possession of. The Company accounts for these costs in accordance with ASC Topic 350-40, Intangibles – Goodwill and Other – Internal-Use Software (“ASC 350-40”). Under ASC 350-40, the Company capitalizes certain software development costs when the preliminary project stage is completed, and the software has entered the application development stage; costs incurred during the preliminary project stage are expensed as incurred. Capitalized costs consist principally of fees paid to outside developers. Once substantial testing is complete and the software is ready to be used, capitalization of costs ceases. Costs of post-implementation operation, training and maintenance are expensed as incurred.

Capitalized software development costs are amortized on a straight-line basis over the estimated economic life of the application of three years, beginning when the asset is ready for its intended use (Note 7).

Intangible Assets

The Company’s intangible assets consist of its capitalized software development costs, which have finite useful lives. The Company has no goodwill and no indefinite-lived intangible assets. The Company evaluates intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the carrying amount exceeds the estimated undiscounted future cash flows, the Company recognizes an impairment charge measured as the excess of the carrying amount over the asset’s fair value.

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Impairment of Long-Lived Assets

The Company reviews long-lived assets, including property and equipment and software development costs, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Recoverability of an asset or asset group is assessed based on a comparison of the carrying amount to the estimated undiscounted future cash flows expected to be generated by the asset or asset group. If the carrying amount exceeds the estimated undiscounted future cash flows, the Company recognizes an impairment charge measured as the excess of the carrying value over the fair value. No impairment was recorded during the years ended December 31, 2025, and 2024.

Fair Value Measurements

U.S. GAAP provides a framework for measuring fair value and expands disclosures about fair value measurements. The framework requires fair value measurements to be classified and disclosed in one of the following categories:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets and liabilities;

Level 2: Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability; or

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported by little or no market activity).

As of December 31, 2025, and 2024, the Company did not have any financial instruments measured at fair value on a recurring basis. For financial instruments including cash, accounts receivable, accounts payable and accrued liabilities, the carrying amount approximates fair value due to the short-term maturities of these instruments. See Note 16 for the fair value of the Company’s notes payable.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes (“ASC 740”), using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is established when it is more likely than not that some or all of the deferred tax assets will not be realized.

During the periods presented, the Company was a limited liability company treated as a partnership for U.S. federal and state income tax purposes. As a pass-through entity, the Company’s taxable income or loss was reported by its members on their individual income tax returns, and the Company was not subject to entity-level income taxes. Accordingly, no provision for income taxes, no deferred tax assets or liabilities and no valuation allowance are recognized in the accompanying financial statements

The Company recognizes the financial statement effects of uncertain tax positions when it is more likely than not, based on the technical merits, that the position will be sustained upon examination by the taxing authority. The Company has evaluated its tax positions, including its status as a pass-through entity, and concluded that there are no significant uncertain tax positions requiring recognition. The Company classifies interest and penalties related to uncertain tax positions as a component of other income (expense), net. The Company’s tax returns for 2022, and later years remain subject to examination.

Effective for the year ended December 31, 2025, the Company adopted ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures,” on a prospective basis. The ASU requires a tabular rate reconciliation with specific categories, disclosure of income taxes paid disaggregated by federal, state and foreign jurisdictions, and other disaggregated disclosures. Because the Company is a pass-through entity that is not subject to entity-level income taxes and paid no income taxes during the periods presented, the adoption did not result in any additional disclosures.

Government Assistance

U.S. GAAP did not provide authoritative guidance for government assistance received by business entities during the periods presented. The Company accounts for the Employee Retention Credit (“ERC”) by analogy to International Accounting Standard 20, Accounting for Government Grants and Disclosure of Government Assistance, recognizing the credit when there is reasonable assurance that the Company has complied with the conditions attached to it and that the credit will be received, which the Company concluded occurred upon receipt of the refund (Note 12).

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Leases

The Company accounts for leases in accordance with ASC Topic 842, Leases, and has elected the short-term lease exemption for leases with a term of twelve months or less. The Company rents office and storage space on a month-to-month basis and has no leases with terms greater than twelve months; accordingly, no right-of-use assets or lease liabilities are recognized and rent and storage costs are expensed as incurred (Note 14).

Segment Reporting

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company’s CODM, its Chief Executive Officer, reviews the Company’s results of operations as a whole to make decisions. The Company has one operating and reportable segment, which is the delivery of managed cybersecurity services to commercial customers. The CODM uses net income, as reported in the income statements, to assess performance and allocate resources, and the significant segment expenses regularly provided to the CODM are the expense categories presented in the income statements. All of the Company’s revenue is earned from customers in the United States, and all of its long-lived assets are located in the United States.

The Company adopted ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures,” which requires expanded disclosures about significant segment expenses and other items for single-segment entities, based on the information regularly presented and reviewed by the CODM. Accordingly, the Company concluded that no additional expense disclosures are required other than the breakout currently disclosed in the financial statements and footnotes.

The measure of segment assets is total assets as reported on the balance sheets, and expenditures for segment assets consist of capitalized software development costs and purchases of equipment as reported in the statements of cash flows. Segment revenue, significant segment expenses (cost of revenue; selling, general and administrative expenses; management and consulting fees – related parties; depreciation of property and equipment; and amortization of software development costs), other segment items (interest expense and other income (expense), net) and segment net income are presented in the income statements, and interest expense and depreciation and amortization are also presented in the statements of cash flows. There are no reconciling items between segment net income and the Company’s net income.

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred and are included in selling, general and administrative expenses in the income statements.

Recent Accounting Pronouncements – Adopted

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires disclosure, on an annual and interim basis, of significant segment expenses that are regularly provided to the CODM and included within each reported measure of segment profit or loss, including by entities with a single reportable segment. The Company adopted this standard for the year ended December 31, 2025, and has applied the required disclosures on a retrospective basis for all periods presented. Adoption had no effect on the Company’s financial position, results of operations or cash flows.

Recent Accounting Pronouncements – Not Yet Adopted

In November 2024, the FASB issued ASU 2024-03, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40), which requires public entities to disclose, on both an annual and interim basis, additional information about certain expense categories in tabular form. The standard is effective for fiscal years beginning after December 15, 2026, and for interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact of this standard on its disclosures.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The amendments provide a practical expedient permitting an entity to assume that conditions at the balance sheet date remain unchanged over the life of the asset when estimating expected credit losses for current accounts receivable and contract assets. The update is effective for annual periods beginning after December 15, 2025, including interim periods within those fiscal years, and is applied prospectively. Early adoption is permitted. The Company does not expect this ASU to have a material impact on its financial statements.

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In September 2025, the FASB issued ASU 2025-06, Intangibles – Goodwill and Other – Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software. The ASU simplifies the capitalization guidance by removing all references to prescriptive and sequential software development stages (“project stages”) throughout ASC 350-40. The ASU is effective for annual periods beginning after December 15, 2027, and interim periods within those fiscal years, and may be applied prospectively, under a modified transition approach based on the status of the respective projects, or retrospectively. Early adoption is permitted. Because the Company capitalizes software development costs (Note 7), the Company is evaluating the provisions of this ASU and does not expect it to have a material impact on its financial statements.

In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements. The ASU clarifies interim disclosure requirements and the applicability of Topic 270 and is effective for interim reporting periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company does not expect this ASU to have a material impact on its financial statements.

In December 2025, the FASB issued ASU 2025-12, Codification Improvements. The ASU addresses thirty-three items representing changes to the Codification that clarify, correct errors or make minor improvements, and is not intended to result in significant changes for most entities. The ASU is effective for annual reporting periods beginning after December 15, 2026, and the adoption method may vary on an issue-by-issue basis. Early adoption is permitted. The Company does not expect this ASU to have a material impact on its financial statements.

The Company has reviewed all other recently issued accounting pronouncements and does not believe that any such pronouncements will have a material impact on its financial statements.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared in conformity with U.S. GAAP, which contemplates continuation of the Company as a going concern. The going concern basis assumes that assets are realized, and liabilities are settled, in the ordinary course of business at amounts disclosed in the financial statements.

Management evaluated whether conditions and events, considered in the aggregate, raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are available to be issued. That evaluation considered the Company’s members’ deficit of $478,484 and working capital deficit of $254,606 at December 31, 2025, the concentration of its billings in a small number of customers (Note 15), the decline in its billings in 2025 compared with 2024, and its post-Acquisition cost structure. It also considered that Cycurion, the Company’s parent since June 3, 2026, has disclosed substantial doubt about its own ability to continue as a going concern in its Annual Report on Form 10-K for the year ended December 31, 2025, and its Quarterly Report on Form 10-Q for the period ended June 30, 2026. Because the Company’s operations are integrated with Cycurion’s, Cycurion’s financial condition could affect the Company’s liquidity, including through intercompany charges, shared personnel or cash management. The Company is not a borrower or guarantor under, and its assets are not pledged as collateral for Cycurion’s indebtedness. Based on its evaluation, management concluded that there is substantial doubt about the Company’s ability to continue as a going concern.

Management’s plans to address these conditions include completing the integration of the Company’s operations into Cycurion’s operations, which eliminated the Company’s management fee arrangement and personnel costs following the Acquisition (Note 17); continuing to deliver services under existing customer contracts, which are generally billed in advance; and obtaining financial support from Cycurion as needed. However, Cycurion is not obligated to provide financial support to the Company, Cycurion has disclosed substantial doubt about its own ability to continue as a going concern, and there can be no assurance that management’s plans will be successful. Accordingly, management’s plans do not alleviate the substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are available to be issued. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

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NOTE 4. REVENUE RECOGNITION

Managed Detection and Response (MDR)

The Company’s MDR service provides continuous (24x7x365) monitoring of a customer’s environment for security threats, together with investigation, alerting and response, delivered through an integrated combination of a third-party security operations platform, the Company’s security tools and the Company’s security personnel. The platform, tools and monitoring services are highly interdependent and are not sold separately, and the customer cannot benefit from any one of them without the others; accordingly, the MDR service is accounted for as a single performance obligation that is satisfied over time. MDR contracts generally have terms of one to three years and are invoiced monthly, quarterly or annually in advance. Revenue is recognized ratably over the service period, and amounts invoiced or collected in advance of service are recorded as deferred revenue until the service is provided. MDR contracts do not include variable consideration.

Risk and Program Management (RPM)

The Company’s RPM service provides ongoing security program management, governance, risk assessment and advisory support for a fixed periodic fee that includes a specified allotment of hours. The service is a series of distinct, substantially similar periods of service transferred over time and is accounted for as a single performance obligation. Revenue for the fixed fee is recognized ratably over the service period, and amounts invoiced in advance are recorded as deferred revenue. Fees for hours used in excess of the contractual allotment are variable consideration that is recognized as the additional services are performed.

Threat and Vulnerability Management (TVM – Panoptic)

The Company’s TVM service, marketed as Panoptic, provides continuous vulnerability scanning, risk prioritization and remediation tracking through the Company’s hosted software, together with analyst support. Customers access the software as a service and do not have the right to take possession of it. The service is accounted for as a single performance obligation satisfied over time, and revenue is recognized ratably over the subscription period. Subscriptions are generally invoiced annually or quarterly in advance, and amounts invoiced in advance are recorded as deferred revenue. TVM contracts do not include variable consideration.

Professional Services and Reimbursable Expenses

Security assessments, penetration testing and other project-based professional services are separate performance obligations recognized as the services are performed; setup fees that are not distinct are recognized over the related managed service period. Reimbursable expenses are billed to customers at cost and recognized as revenue when the related costs are incurred.

The following table disaggregates revenue by service line for the years ended December 31, 2025, and 2024:

Table 4.1: Disaggregated Revenue

	For the Years Ended December 31,
	2025	2024
Managed detection and response (MDR)	$1,359,660	$1,386,433
Threat and vulnerability management (TVM)	716,933	790,013
Risk and program management (RPM)	247,500	300,109
Professional services and setup fees	—	9,313
Reimbursable expenses	12,463	—
Revenue	$2,336,556	$2,485,868

Contract Balances

Contract liabilities consist of deferred revenue, which represents amounts invoiced in advance of the related services, and customer deposits. The Company has no contract assets.

Table 4.2: Contract Balances

	For the Years Ended December 31,
	2025	2024
Deferred revenue, beginning of year	$1,058,132	$1,170,288
Add: current period deferrals (amounts invoiced in advance)	2,013,643	2,373,712
Less: revenue recognized during the period	(2,336,556)	(2,485,868)
Deferred revenue, end of year	$735,219	$1,058,132
Customer deposits, end of year	65,277	63,048
Total contract liabilities, end of year	$800,496	$1,121,180

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NOTE 5. ACCOUNTS RECEIVABLE, NET

Table 5: Details of Accounts Receivable, Net

	As of December 31,
	2025	2024
Billed accounts receivable	$296,978	$492,065
Unbilled accounts receivable	—	—
Allowance for credit losses	—	—
Accounts receivable, net	$296,978	$492,065

The Company recorded no provision for credit losses and had no write-offs of receivables during the years ended December 31, 2025, and 2024.

NOTE 6. PROPERTY AND EQUIPMENT, NET

Table 6: Details of Property and Equipment, Net

	As of December 31,
	2025			2024
	Gross carrying amount	Accumulated depreciation	Net carrying amount	Gross carrying amount	Accumulated depreciation	Net carrying amount
Computer equipment	$4,104	$(2,717)	$1,387	$4,547	$(4,233)	$314
Vehicles	85,900	(8,590)	77,310	—	—	—
Property and equipment, net	$90,004	$(11,307)	$78,697	$4,547	$(4,233)	$314

During the years ended December 31, 2025, and 2024, the Company recorded depreciation expense of $8,956 and $2,640, respectively, which is presented as depreciation of property and equipment in the income statements. During the year ended December 31, 2025, the Company purchased computer equipment of $1,439 and acquired a vehicle for $85,900, financed entirely by a note payable (Note 8). Additionally, as part of its review of property and equipment, the Company removed fully depreciated assets that were no longer in service, with an original cost of $1,881 during the year ended December 31, 2025, and $260,509 during the year ended December 31, 2024, together with the related accumulated depreciation, from the accounts.

NOTE 7. SOFTWARE DEVELOPMENT COSTS

The Company incurs costs to develop new modules, functionalities and integrations for its TVM (Panoptic) platform and related client portals, which it uses to deliver services to customers. Capitalized costs consist principally of fees paid to outside developers and are amortized on a straight-line basis over three years once the software is ready for its intended use. During the year ended December 31, 2024, the Company removed fully amortized software development costs of $94,112 that were no longer in service, together with the related accumulated amortization, from the accounts. Capitalized software development costs consist of enhancements that were placed in service as they were completed and are amortized from the dates they were placed in service. As of December 31, 2025, and 2024, no capitalized software remained under development or awaiting deployment.

Table 7.1: Details of Software Development Costs, Net

	As of December 31,
	2025			2024
	Gross carrying amount	Accumulated amortization	Net carrying amount	Gross carrying amount	Accumulated amortization	Net carrying amount
Software development costs, net	$301,603	$(224,445)	$77,158	$242,097	$(142,808)	$99,289

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Table 7.2: Capitalized Software Development Costs

	For the Years Ended December 31,
	2025	2024
Capitalized software development costs	$59,505	$6,529

Table 7.3: Details of Software Development Cost Amortization

	For the Years Ended December 31,
	2025	2024
Amortization expense	$81,638	$78,847

NOTE 8. NOTES PAYABLE

Notes payable are presented in order of the dates on which they were obtained.

Table 8.1: Details of Notes Payable

	As of December 31,
	2025	2024
Economic Injury Disaster Loan	$204,447	$208,570
Vehicle loan	81,954	—
Total notes payable	286,401	208,570
Less: current portion	(13,001)	(4,446)
Notes payable, net of current portion	$273,400	$204,124

Economic Injury Disaster Loan

In June 2020, the Company entered into a $150,000 loan with the U.S. Small Business Administration (the “SBA”) under its Economic Injury Disaster Loan (“EIDL”) assistance program; the loan was increased in January 2022, when the Company received additional proceeds of $50,000. The loan bears interest at 3.75% per annum and is payable in monthly installments of $1,016, including principal and interest, maturing in June 2050. The loan is collateralized by substantially all of the Company’s business assets. Cycurion will become a guarantor of the loan upon approval by the SBA in connection with the Acquisition (Note 17); the loan remains an obligation of the Company.

Vehicle Loan

In June 2025, the Company financed the purchase of a vehicle with an $85,900 installment note collateralized by the vehicle, payable in monthly installments of approximately $1,240, including interest at approximately 8.3% per annum, maturing in May 2033. The note was assumed by the Company’s managing member in April 2026 in connection with the member’s purchase of the vehicle (Note 17).

Maturities

Table 8.2: Scheduled Principal Maturities of Notes Payable

For the years ending December 31,	Amount
2026	$13,001
2027	13,901
2028	14,870
2029	15,913
2030	17,038
Thereafter	211,678
Total	$286,401

Interest

Interest expense was $14,871 and $28,013 for the years ended December 31, 2025, and 2024, respectively, including interest on credit card balances. Cash paid for interest was $14,871 and $27,655 for the years ended December 31, 2025 and 2024, respectively; the difference in interest expense and cash paid for interest for the year ended December 31, 2024 of $358 represents net non-cash adjustments of loan balances to lenders’ amortization schedules that were recorded in interest expense. The Company had no debt issuance costs or debt discounts during the periods presented.

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NOTE 9. LINE OF CREDIT

Table 9: Details of Line of Credit

	As of December 31,
	2025	2024
Line of credit	$—	$60,000

In December 2024, the Company borrowed $60,000 under a revolving credit facility with WebBank (Intuit QuickBooks Capital). The balance was repaid in full in January 2025, and no amounts were outstanding at December 31, 2025.

NOTE 10. MEMBERS’ DEFICIT

The Company is governed by its Amended and Restated Operating Agreement dated November 5, 2019, and is managed by its managing member. Members’ liability is limited to their capital contributions, and profits and losses are allocated to members in accordance with their ownership interests. Distributions are made at the discretion of the managing member, subject to the terms of the operating agreement. There were no member contributions or distributions during the years ended December 31, 2025, and 2024. On June 3, 2026, Cycurion acquired 100% of the membership interests of the Company (Note 17).

Membership interests consist of Class A units (500,000,000 authorized) and Class B units (100,000,000 authorized). At December 31, 2025, 496,250,000 Class A units and 30,065,790 Class B units were issued and outstanding (495,625,000 and 30,690,790, respectively, at December 31, 2024). The Class B units held by a former employee are subject to forfeiture of 625,000 units on each anniversary of the employee’s August 29, 2021 termination date through August 29, 2026, and the forfeited units are reissued as Class A units to Clear Path Investments, an entity owned by the Company’s managing member. Net income for 2024 and 2025 is allocated to members in proportion to their ownership interests on December 31, 2024, which were unchanged until the forfeiture of Class B units on August 29, 2025, and the accumulated deficit at December 31, 2023 is allocated in proportion to ownership interests at that date. The following table presents members’ deficit by member:

Table 10: Members’ Deficit by Member

	Clear Path Investments	Lighthouse Business Catalysts	Brian Tenney	Don Ainslie	Total
Ownership interest – December 31, 2024	79.92%	14.25%	5.00%	0.83%	100.00%
Ownership interest – December 31, 2025	80.04%	14.25%	5.00%	0.71%	100.00%
Balance, December 31, 2023	$(1,249,865)	$(244,491)	$76,714	$(16,299)	$(1,433,941)
Allocation of net income – 2024	134,691	24,016	8,426	1,399	168,532
Balance, December 31, 2024	$(1,115,174)	$(220,475)	$85,140	$(14,900)	$(1,265,409)
Allocation of net income – 2025	628,911	112,137	39,346	6,531	786,925
Balance, December 31, 2025	$(486,263)	$(108,338)	$124,486	$(8,369)	$(478,484)

Balances include members’ capital contributed of $119,282 (Clear Path Investments) and $162,500 (Brian Tenney), which was unchanged during the periods presented. Ownership interests are based on the Company’s capitalization table.

NOTE 11. EMPLOYEE BENEFIT PLAN

The Company did not sponsor its own retirement plan. Through July 2025, the Company’s employees were co-employed through a professional employer organization (“PEO”), Insperity, and eligible employees could participate in a defined contribution 401(k) plan sponsored by the PEO as a multiple employer plan. Eligibility, vesting and the employer matching formula were governed by the PEO’s plan document and the Company’s elections under it. Employee deferrals and the Company’s matching contributions were funded through the PEO each bi-weekly payroll period. The Company’s arrangement with the PEO, and its employees’ participation in the plan, ended in July 2025, and the Company had no further obligations under the plan. Employer matching contributions were $3,112 and $19,964 for the years ended December 31, 2025, and 2024, respectively.

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NOTE 12. GOVERNMENT ASSISTANCE – EMPLOYEE RETENTION CREDIT

In January 2025, the Company received refunds of $104,298 under the Coronavirus Aid, Relief, and Economic Security (CARES) Act Employee Retention Credit (ERC) program related to qualified wages paid in 2020 and 2021. Consistent with its policy (Note 2), the Company recognized the credit upon receipt, and it is presented in other income (expense), net within the income statements for the year ended December 31, 2025. ERC claims remain subject to examination by the Internal Revenue Service, and the Company could be required to repay amounts determined to be ineligible; the Company believes it met the eligibility requirements.

NOTE 13. RELATED PARTY TRANSACTIONS

The Company entered into transactions with its managing member, entities owned by its members and a former member. These transactions are described below.

Management Services – Clear Path Investments

Clear Path Investments, an entity owned by the Company’s managing member, provides management services to the Company, including the services of the Company’s Chief Executive Officer, billed bi-weekly. Management fees were $199,008 and $199,073 for the years ended December 31, 2025, and 2024, respectively, and are presented in management and consulting fees – related parties (Table 13.1). In addition, the Company reimbursed Clear Path Investments for expenses paid on the Company’s behalf of $21,831 and $13,553 for the years ended December 31, 2025 and 2024, respectively, and, during 2025, for continuation health coverage premiums of $17,388, which are included in selling, general and administrative expenses. At December 31, 2025, accounts payable and accrued liabilities included an advance of $8,688 to Clear Path Investments. The arrangement ended upon the Acquisition on June 3, 2026.

Consulting Services – Lighthouse Business Catalysts

Lighthouse Business Catalysts, LLC, a member of the Company, provides business consulting and board-development services to the Company under a monthly retainer. Consulting fees were $120,000 and $180,000 for the years ended December 31, 2025, and 2024, respectively, and are presented in management and consulting fees – related parties (Table 13.1). During 2025, Lighthouse Business Catalysts also billed the Company $55,000 for the services of an outside contractor provided to the Company, which is included in selling, general and administrative expenses. In addition, accounts payable and accrued liabilities included $10,000 and $15,000 due to Lighthouse Business Catalysts at December 31, 2025, and 2024, respectively.

The following table presents management and consulting fees – related parties as presented in the income statements:

Table 13.1: Management and Consulting Fees – Related Parties

	For the Years Ended December 31,
	2025	2024
Clear Path Investments – management fees	$199,008	$199,073
Lighthouse Business Catalysts – consulting fees	120,000	180,000
Management and consulting fees – related parties	$319,008	$379,073

Software Development Services – JourneyTEAM

JourneyTEAM, an entity owned by a member of the Company, provides software development services to the Company. The Company paid service fees of $38,551 and $50,824 during the years ended December 31, 2025, and 2024, respectively, a portion of which was capitalized as software development costs (Note 7). Accounts payable and accrued liabilities included $9,578 and $3,546 due to JourneyTEAM at December 31, 2025, and 2024, respectively.

Note Payable – Related Party

The Company has a 10-year, non-interest-bearing note payable to a former member, Todd Neilson, arising from the purchase of Mr. Neilson’s membership interests in the Company by Ryan Layton, the Company’s managing member, in May 2019. The note is payable in monthly installments of $3,667 through an escrow agent. No interest has been imputed on the note. The outstanding balance was $150,333 and $194,333 at December 31, 2025, and 2024, respectively, of which $106,333 and $150,333, respectively, was classified as non-current (Table 13.2), and the Company made principal payments of $44,000 during each of the years ended December 31, 2025 and 2024.

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Table 13.2: Details of Note Payable – Related Party

	As of December 31,
	2025	2024	Interest rate	Maturity (calendar year)
Note payable – Todd Neilson	$150,333	$194,333	0.0%	2029
Less: current portion	(44,000)	(44,000)
Note payable – related party, net of current portion	$106,333	$150,333

Table 13.3: Scheduled Principal Maturities of Note Payable – Related Party

For the years ending December 31,	Amount
2026	$44,000
2027	44,000
2028	44,000
2029	18,333
Total	$150,333

Corporate Credit Card

A member of the Company is the named holder of a corporate credit card used for Company expenses. Balances are obligations of the Company and are included in accounts payable and accrued liabilities on the balance sheets as of December 31, 2025, and 2024.

NOTE 14. COMMITMENTS AND CONTINGENCIES

Legal Proceedings

From time to time, the Company may be a party to litigation or claims arising in the ordinary course of business, including those relating to employment matters, relationships with customers, vendors and contractors, and other business matters. Although the outcome of any such matter is inherently uncertain, management does not believe that there are any pending or threatened litigation or claims that would have a material adverse effect on the Company’s financial position, results of operations or cash flows as of December 31, 2025, and 2024.

Leases

The Company rents office and storage space on a month-to-month basis. Rent and storage expense was $6,444 and $6,073 for the years ended December 31, 2025, and 2024, respectively. The Company has no lease commitments with terms in excess of twelve months and no right-of-use assets or lease liabilities.

Employee Retention Credit

ERC refunds received by the Company remain subject to examination by the Internal Revenue Service (Note 12). The Company has not recorded a liability for potential repayment because it does not believe a loss is probable.

Platform Provider Agreement

The Company purchases security operations platform licenses from its platform provider (Note 15) under an agreement priced on the volume of monitored customer assets. As of December 31, 2025, and 2024, the Company was committed to purchase operations platform licenses valued at $127,649 and $170,026, respectively.

NOTE 15. CONCENTRATIONS, RISKS AND UNCERTAINTIES

Credit Risk

The Company’s primary bank deposits are located in the United States. Those deposits are provided with protection under FDIC insurance up to a maximum of $250,000. Any deposits in excess of that amount are at risk of loss if the bank becomes insolvent. The Company is subject to risk borne from credit extended to customers, which is mitigated by billing in advance of service.

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Interest Risk

The Company’s notes payable bear fixed rates of interest, and its note payable – related party is non-interest-bearing. Accordingly, the Company’s exposure to interest rate risk is limited to interest in credit card balances and any future borrowings.

Inflation Risk

Management monitors changes in price levels. Historically, inflation has not materially impacted the Company’s financial statements; however, significant increases in third-party platform license and contractor costs that cannot be passed on to the Company’s customers could adversely impact the Company’s results of operations.

Concentration Risk

Because revenue is recognized ratably from amounts invoiced in advance, the Company measures customer concentration based on amounts invoiced (billings) during each year. Customers accounting for 10% or more of billings in either year were as follows:

Table 15.1: Billings Concentration by Customer – Based on % of Billings

	2025		2024
Customer	Amount	%	Amount	%
A	$1,226,100	60.9%	$1,461,138	61.6%
B	$211,292	10.5%	$188,102	7.9%

Customers accounting for 10% or more of accounts receivable, net, at either balance sheet date were as follows:

Table 15.2: Accounts Receivable Concentration by Customer – Based on % of Accounts Receivable, Net

	December 31, 2025		December 31, 2024
Customer	Amount	%	Amount	%
A	$240,000	80.8%	$410,764	83.5%

Customer A is the same customer identified as Customer A in Table 15.1.

Vendors accounting for 10% or more of purchases (amounts invoiced by vendors) in either year were as follows.

Table 15.3: Purchase Concentration by Vendor – Based on % of Purchases

	2025		2024
Vendor	Amount	%	Amount	%
A	$606,880	42.3%	$818,896	52.7%
B	$265,728	18.5%	$176,798	11.4%
C	$175,000	12.2%	$180,000	11.6%
D	$165,156	11.5%	$133,388	8.6%

Vendors B and C are related parties (Note 13).

Table 15.4: Accounts Payable Concentration by Vendor – Based on % of Accounts Payable

	December 31, 2025		December 31, 2024
Vendor	Amount	%	Amount	%
A	$195,573	86.9%	$409,933	91.1%

Vendor A is the Company’s security operations platform provider, on which the Company relies for the delivery of its MDR services.

NOTE 16. FAIR VALUE DISCLOSURES

There were no assets or liabilities recorded at fair value on a recurring basis as of December 31, 2025, or 2024. Assets that are measured at fair value on a nonrecurring basis include property and equipment and software development costs, which are recognized at fair value when they are considered to be impaired. There were no fair value adjustments for assets and liabilities measured on a nonrecurring basis during the years ended December 31, 2025 and 2024.

The carrying amounts of cash, accounts receivable, accounts payable and accrued liabilities approximate their fair values because of the short-term nature of these instruments. The Company estimates the fair value of its notes payable by discounting the contractual cash flows of each instrument at estimated market rates for debt with similar terms and credit risk, based on the prime rate plus a credit spread of 6.0% (12.75% and 13.50% on December 31, 2025, and 2024, respectively); these inputs are unobservable and are classified as Level 3 within the fair value hierarchy. The carrying amount of the vehicle loan approximated its fair value on December 31, 2025, based on its recent origination, and the carrying amount of the line of credit approximated its fair value on December 31, 2024, based on its short-term nature. The carrying amounts and estimated fair values of the Company’s debt were as follows:

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Table 16.1: Carrying Amounts and Estimated Fair Values of Debt

	December 31, 2025		December 31, 2024
	Carrying amount	Fair value	Carrying amount	Fair value
Economic Injury Disaster Loan	$204,447	$93,108	$208,570	$88,836
Vehicle loan	81,954	81,954	—	—
Note payable – related party	150,333	122,238	194,333	146,913
Line of credit	—	—	60,000	60,000
Total	$436,734	$297,300	$462,903	$295,749

The estimated fair values of the EIDL loan and the note payable – related party are less than their carrying amounts because the EIDL loan bears a below-market fixed rate of 3.75% available through a government program and the note payable – related party is non-interest-bearing.

NOTE 17. SUBSEQUENT EVENTS

The Company evaluated subsequent events from the date of the balance sheet as of December 31, 2025, through October 21, 2026, the date the financial statements were available to be issued. There are two types of subsequent events: (i) recognized, or those that provide additional evidence with respect to conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (ii) nonrecognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date. The Company did not identify any recognized subsequent events. The following nonrecognized subsequent events were identified:

Sale of Vehicle to Managing Member

On April 7, 2026, the Company sold its vehicle to its managing member, who assumed the outstanding vehicle loan of $79,157; the Company recognized a gain on sale of $6,541.

Settlement of Customer Deposit

In May 2026, the Company settled a customer deposit of $63,048 by refunding $31,524; the customer released the remaining balance, which, together with another customer credit balance of $2,229, was recognized as other income of $33,753.

Acquisition by Cycurion, Inc.

On June 3, 2026, Cycurion acquired 100% of the membership interests of the Company for consideration of $2.875 million, consisting of $875,000 in cash and 888,888 shares of Cycurion Series I Convertible Preferred Stock (Note 1). The consideration was paid by Cycurion to the Company’s former members and is not an obligation of the Company. The Company continues as a wholly owned subsidiary of Cycurion, and its services and technology are being integrated into Cycurion’s cybersecurity offerings.

At the closing of the Acquisition, the management fee arrangement with Clear Path Investments, a related party, and the Company’s contract operations arrangement ended, and the consulting retainer with Lighthouse Business Catalysts was last billed June 1, 2026 (Note 13). Cycurion will become a guarantor of the Company’s EIDL loan upon approval by the SBA; the loan remains an obligation of the Company (Note 8). Following the Acquisition, the Company has no employees; its head of sales was hired by Cycurion, its bookkeeper is paid by Cycurion, and its other employees have separated.

22

SECUVANT, LLC

CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

For the Six Months Ended June 30, 2026, and 2025 (Unaudited)

23

SECUVANT, LLC

24

SECUVANT, LLC

CONDENSED BALANCE SHEETS

June 30, 2026 and December 31, 2025 (Unaudited)

	June 30,	December 31,
	2026	2025
ASSETS
Current assets:
Cash	$318,430	$478,981
Accounts receivable	187,945	296,978
Prepaid expenses and other current assets	18,288	68,782
Total current assets	524,663	844,741
Non-current assets:
Property and equipment, net	1,073	78,697
Software development costs, net	69,733	77,158
Total assets	$595,469	$1,000,596

LIABILITIES AND MEMBERS’ DEFICIT
LIABILITIES
Current liabilities:
Accounts payable and accrued liabilities	$94,103	$241,850
Deferred revenue and customer deposits	396,494	800,496
Current portion of notes payable	4,786	13,001
Current portion of note payable – related party	44,000	44,000
Total current liabilities	539,383	1,099,347
Non-current liabilities:
Notes payable, net of current portion	194,898	273,400
Note payable – related party, net of current portion	84,333	106,333
Total liabilities	818,614	1,479,080
Commitments and contingencies (Note 13)
MEMBERS’ DEFICIT
Members’ capital	281,782	281,782
Accumulated deficit	(504,927)	(760,266)
Total members’ deficit	(223,145)	(478,484)
Total liabilities and members’ deficit	$595,469	$1,000,596

The accompanying notes are an integral part of these condensed financial statements.

25

SECUVANT, LLC

CONDENSED INCOME STATEMENTS

For the Six Months Ended June 30, 2026 and 2025 (Unaudited)

	For the Six Months Ended June 30,
	2026	2025
Revenue	$1,058,323	$1,194,855
Cost of revenue	241,129	416,171
Gross profit	817,194	778,684

Operating expenses:
Selling, general and administrative expenses	413,477	263,831
Management and consulting fees – related parties	166,738	144,000
Depreciation of property and equipment	4,609	314
Amortization of software development costs	38,460	43,065
Total operating expenses	623,284	451,210
Income from operations	193,910	327,474

Other income (expense):
Interest expense	(6,375)	(6,726)
Gain on sale of vehicle – related party	6,541	—
Other income, net	61,263	101,800
Total other income, net	61,429	95,074
Net income	$255,339	$422,548

The accompanying notes are an integral part of these condensed financial statements.

26

SECUVANT, LLC

CONDENSED STATEMENTS OF CHANGES IN MEMBERS’ DEFICIT

For the Six Months Ended June 30, 2026, and 2025 (Unaudited)

	Members’ Capital	Accumulated Deficit	Total Members’ Deficit
Balance, December 31, 2024	$281,782	$(1,547,191)	$(1,265,409)
Net income	—	243,052	243,052
Balance, March 31, 2025	281,782	(1,304,139)	(1,022,357)
Net income	—	179,496	179,496
Balance, June 30, 2025	$281,782	$(1,124,643)	$(842,861)

Balance, December 31, 2025	$281,782	$(760,266)	$(478,484)
Net income	—	177,274	177,274
Balance, March 31, 2026	281,782	(582,992)	(301,210)
Net income	—	78,065	78,065
Balance, June 30, 2026	$281,782	$(504,927)	$(223,145)

The accompanying notes are an integral part of these condensed financial statements.

27

SECUVANT, LLC

CONDENSED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2026 and 2025 (Unaudited)

	June 30, 2026	June 30, 2025
Cash flows from operating activities:
Net income	$255,339	$422,548
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation of property and equipment	4,609	314
Amortization of software development costs	38,460	43,065
Gain on sale of vehicle – related party	(6,541)	—
Adjustments of loans payable interest	(2,303)	—
Changes in operating assets and liabilities:
Accounts receivable	109,033	383,751
Prepaid expenses and other current assets	50,494	10,540
Accounts payable and accrued liabilities	(147,747)	(364,771)
Deferred revenue and customer deposits	(404,002)	(159,692)
Net cash (used in) provided by operating activities	(102,658)	335,755
Cash flows from investing activities:
Capitalized software development costs	(31,035)	(36,051)
Net cash used in investing activities	(31,035)	(36,051)
Cash flows from financing activities:
Repayments of line of credit	—	(60,000)
Repayments of note payable – related party	(22,000)	(22,000)
Repayments of notes payable	(4,858)	(2,062)
Net cash used in financing activities	(26,858)	(84,062)
Net (decrease) increase in cash	(160,551)	215,642
Cash, beginning of period	478,981	339,565
Cash, end of period	$318,430	$555,207

Supplemental cash flow information:
Cash paid for interest	5,648	6,726
Non-cash investing and financing activities:
Vehicle acquired through issuance of note payable	—	85,900
Vehicle sold to managing member in exchange for assumption of note payable	79,157	—

The accompanying notes are an integral part of these condensed financial statements.

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SECUVANT, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2026, and 2025 (Unaudited)

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Secuvant, LLC (the “Company”, “Secuvant”, “we”, “us” or “our”) is a Utah limited liability company headquartered in Utah. The Company provides managed cybersecurity services to commercial customers, principally in the United States. Cybersecurity services include managed detection and response (“MDR”), risk and program management (“RPM”), and threat and vulnerability management (“TVM,” marketed as Panoptic), together with security assessments, penetration testing and consulting projects. The Company is governed by its Amended and Restated Operating Agreement dated November 5, 2019.

Acquisition by Cycurion, Inc.

On June 3, 2026, Cycurion, Inc. (“Cycurion”), a Delaware corporation whose common stock is listed on The Nasdaq Global Market, acquired 100% of the membership interests of the Company pursuant to an Agreement and Plan of Merger dated May 21, 2026, under which Cycurion Merger Sub, LLC, a wholly owned subsidiary of Cycurion, merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Cycurion (the “Acquisition”). The consideration of $2.875 million, consisting of $875,000 in cash and 888,888 shares of Cycurion Series I Convertible Preferred Stock, was paid by Cycurion to the Company’s former members and is not an obligation of the Company. As a result of the Acquisition, Cycurion, as the Company’s parent, controls the Company’s operations, financing and cash management, and the Company’s services and technology are being integrated into Cycurion’s cybersecurity offerings.

The Company did not elect to apply pushdown accounting under ASC Subtopic 805-50, Business Combinations – Related Issues. Accordingly, the accompanying condensed financial statements continue to reflect the Company’s historical basis of accounting for all periods presented, including the period from June 3 through June 30, 2026, and do not reflect the fair value adjustments, goodwill or intangible assets recognized by Cycurion in its accounting for the Acquisition.

At the closing of the Acquisition, the management fee arrangement with Clear Path Investments, a related party, and the Company’s contract operations arrangement ended, and the consulting retainer with Lighthouse Business Catalysts was last billed June 1, 2026 (Note 12). Cycurion will become a guarantor of the Company’s Economic Injury Disaster Loan upon approval by the U.S. Small Business Administration; the loan remains an obligation of the Company (Note 8). Following the Acquisition, the Company has no employees; its head of sales was hired by Cycurion, its bookkeeper is paid by Cycurion, and its other employees have separated. The Company incurred legal and accounting fees in connection with the Acquisition, which are included in selling, general and administrative expenses.

Emerging Growth Company

Cycurion is an emerging growth company as defined in Section 2(a) of the Securities Act of 1933, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with those standards, and Cycurion has elected not to opt out of this extended transition period. Because these condensed financial statements are included in a filing of Cycurion, the Company applies new or revised accounting standards using the effective dates applicable to private companies. This may make comparison of the Company’s financial statements with those of a public company that is neither an emerging growth company nor an emerging growth company that has opted out of the extended transition period difficult or impossible because of the potential differences in accounting standards used.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying condensed financial statements as of June 30, 2026, and for the six months ended June 30, 2026 and 2025 are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and Rule 8-03 of Regulation S-X of the U.S. Securities and Exchange Commission (the “SEC”), for inclusion in a Current Report on Form 8-K of Cycurion pursuant to Rule 8-04 of Regulation S-X. The condensed balance sheet as of December 31, 2025, was derived from the Company’s audited financial statements. The Company has no subsidiaries.

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Certain information and disclosures normally included in annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to the rules and regulations of the SEC for interim financial reporting. Management believes that the unaudited condensed financial statements include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the Company’s financial position, results of operations and cash flows for the interim periods presented. The results of operations for the interim periods presented are not necessarily indicative of the results that may be expected for the year ending December 31, 2026 or any future period. These condensed financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto as of and for the years ended December 31, 2025 and 2024, which describe the Company’s significant accounting policies. There have been no material changes to those policies during the six months ended June 30, 2026, other than the adoption of ASU 2025-05 described below.

Use of Estimates

Preparing financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of revenue, expenses, assets and liabilities, and the disclosure of contingent assets and liabilities. The Company regularly assesses these estimates. We base our estimates on historical experience, currently available information, and various other assumptions that we believe are reasonable under the circumstances. Management evaluates these estimates and assumptions on an ongoing basis, including those relating to the period over which revenue is recognized, the allowance for credit losses, the useful lives of property and equipment and software development costs, the valuation and impairment of software development costs and other long-lived assets, the classification of debt maturities, and contingencies. Actual results could differ from those estimates. The impact of changes in estimates is recorded in the period in which they become known.

Recent Accounting Pronouncements – Adopted

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires disclosure, on an annual and interim basis, of significant segment expenses that are regularly provided to the CODM and included within each reported measure of segment profit or loss, including by entities with a single reportable segment. The Company adopted this standard for the year ended December 31, 2025, and has applied the required disclosures on a retrospective basis for all periods presented. Adoption had no effect on the Company’s financial position, results of operations or cash flows.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets, which provides a practical expedient permitting an entity to assume that conditions at the balance sheet date remain unchanged over the life of the asset when estimating expected credit losses for current accounts receivable and contract assets. The Company adopted ASU 2025-05 on January 1, 2026 on a prospective basis. Adoption did not have a material effect on the Company’s condensed financial statements.

Recent Accounting Pronouncements – Not Yet Adopted

In November 2024, the FASB issued ASU 2024-03, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40), which requires public entities to disclose, on both an annual and interim basis, additional information about certain expense categories in tabular form. The standard is effective for fiscal years beginning after December 15, 2026, and for interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact of this standard on its disclosures.

In September 2025, the FASB issued ASU 2025-06, Intangibles – Goodwill and Other – Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software. The ASU simplifies the capitalization guidance by removing all references to prescriptive and sequential software development stages (“project stages”) throughout ASC 350-40. The ASU is effective for annual periods beginning after December 15, 2027, and interim periods within those fiscal years, and may be applied prospectively, under a modified transition approach based on the status of the respective projects, or retrospectively. Early adoption is permitted. Because the Company capitalizes software development costs (Note 7), the Company is evaluating the provisions of this ASU and does not expect it to have a material impact on its financial statements.

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In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements. The ASU clarifies interim disclosure requirements and the applicability of Topic 270 and is effective for interim reporting periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company does not expect this ASU to have a material impact on its financial statements.

In December 2025, the FASB issued ASU 2025-12, Codification Improvements. The ASU addresses thirty-three items representing changes to the Codification that clarify, correct errors or make minor improvements, and is not intended to result in significant changes for most entities. The ASU is effective for annual reporting periods beginning after December 15, 2026, and the adoption method may vary on an issue-by-issue basis. Early adoption is permitted. The Company does not expect this ASU to have a material impact on its financial statements.

The Company has reviewed all other recently issued accounting pronouncements and does not believe that any such pronouncements will have a material impact on its financial statements.

NOTE 3. GOING CONCERN

The accompanying condensed financial statements have been prepared in conformity with U.S. GAAP, which contemplates continuation of the Company as a going concern. The going concern basis assumes that assets are realized, and liabilities are settled, in the ordinary course of business at amounts disclosed in the financial statements.

Management evaluated whether conditions and events, considered in the aggregate, raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the condensed financial statements are available to be issued. That evaluation considered the Company’s members’ deficit of $223,145 and working capital deficit of $14,720 on June 30, 2026, net cash used in operating activities of $102,658 for the six months ended June 30, 2026, the concentration of its billings in a small number of customers (Note 14), the decline in its billings in the six months ended June 30, 2026, compared with the prior-year period, and its post-Acquisition cost structure. It also considered that Cycurion, the Company’s parent since June 3, 2026, has disclosed substantial doubt about its own ability to continue as a going concern in its Annual Report on Form 10-K for the year ended December 31, 2025, and its Quarterly Report on Form 10-Q for the period ended June 30, 2026. Because the Company’s operations are integrated with Cycurion’s, Cycurion’s financial condition could affect the Company’s liquidity, including through intercompany charges, shared personnel or cash management. The Company is not a borrower or guarantor under, and its assets are not pledged as collateral for Cycurion’s indebtedness. Based on its evaluation, management concluded that there is substantial doubt about the Company’s ability to continue as a going concern.

Management’s plans to address these conditions include completing the integration of the Company’s operations into Cycurion’s operations, which eliminated the Company’s management fee arrangement and personnel costs following the Acquisition (Note 1); continuing to deliver services under existing customer contracts, which are generally billed in advance; and obtaining financial support from Cycurion as needed. However, Cycurion is not obligated to provide financial support to the Company, Cycurion has disclosed substantial doubt about its own ability to continue as a going concern, and there can be no assurance that management’s plans will be successful. Accordingly, management’s plans do not alleviate the substantial doubt about the Company’s ability to continue as a going concern within one year after the date the condensed financial statements are available to be issued. The accompanying condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4. REVENUE RECOGNITION

Managed Detection and Response (MDR)

The Company’s MDR service provides continuous (24x7x365) monitoring of a customer’s environment for security threats, together with investigation, alerting and response, delivered through an integrated combination of a third-party security operations platform, the Company’s security tools and the Company’s security personnel. The platform, tools and monitoring services are highly interdependent and are not sold separately, and the customer cannot benefit from any one of them without the others; accordingly, the MDR service is accounted for as a single performance obligation that is satisfied over time. MDR contracts generally have terms of one to three years and are invoiced monthly, quarterly or annually in advance. Revenue is recognized ratably over the service period, and amounts invoiced or collected in advance of service are recorded as deferred revenue until the service is provided. MDR contracts do not include variable consideration.

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Risk and Program Management (RPM)

The Company’s RPM service provides ongoing security program management, governance, risk assessment and advisory support for a fixed periodic fee that includes a specified allotment of hours. The service is a series of distinct, substantially similar periods of service transferred over time and is accounted for as a single performance obligation. Revenue for the fixed fee is recognized ratably over the service period, and amounts invoiced in advance are recorded as deferred revenue. Fees for hours used in excess of the contractual allotment are variable considerations that are recognized as the additional services are performed.

Threat and Vulnerability Management (TVM – Panoptic)

The Company’s TVM service, marketed as Panoptic, provides continuous vulnerability scanning, risk prioritization and remediation tracking through the Company’s hosted software, together with analyst support. Customers access the software as a service and do not have the right to take possession of it. The service is accounted for as a single performance obligation satisfied over time, and revenue is recognized ratably over the subscription period. Subscriptions are generally invoiced annually or quarterly in advance, and amounts invoiced in advance are recorded as deferred revenue. TVM contracts do not include variable consideration.

Professional Services and Reimbursable Expenses

Security assessments, penetration testing and other project-based professional services are separate performance obligations recognized as the services are performed; setup fees that are not distinct are recognized over the related managed service period. Reimbursable expenses are billed to customers at cost and recognized as revenue when the related costs are incurred.

The following table disaggregates revenue by service line for the six months ended June 30, 2026, and 2025:

Table 4.1: Disaggregated Revenue

	For the Six Months Ended June 30,
	2026	2025
Managed detection and response (MDR)	$619,417	$703,527
Threat and vulnerability management (TVM)	315,156	359,520
Risk and program management (RPM)	123,750	123,750
Reimbursable expenses	—	8,058
Revenue	$1,058,323	$1,194,855

Contract Balances

Contract liabilities consist of deferred revenue, which represents amounts invoiced in advance of the related services, and customer deposits. The Company has no contract assets.

Table 4.2: Contract Balances

	For the Six Months Ended June 30,
	2026	2025
Deferred revenue, beginning of period	$735,219	$1,058,132
Add: current period deferrals (amounts invoiced in advance)	719,598	1,035,163
Less: revenue recognized during the period	(1,058,323)	(1,194,855)
Deferred revenue, end of period	$396,494	$898,440
Customer deposits, end of period	—	63,048
Total contract liabilities, end of period	$396,494	$961,488

In May 2026, the Company settled a customer deposit of $63,048 by refunding $31,524; the customer released the remaining balance, which, together with another customer credit balance of $2,229, was recognized as other income of $33,753 and is included in other income, net in the condensed income statements for the six months ended June 30, 2026.

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NOTE 5. ACCOUNTS RECEIVABLE, NET

Table 5: Details of Accounts Receivable, Net

	June 30,	December 31,
	2026	2025
Billed accounts receivable	$187,945	$296,978
Unbilled accounts receivable	—	—
Allowance for credit losses	—	—
Accounts receivable, net	$187,945	$296,978

The Company recorded no provision for credit losses and had no write-offs of receivables during the six months ended June 30, 2026, and 2025.

NOTE 6. PROPERTY AND EQUIPMENT, NET

Table 6: Details of Property and Equipment, Net

	June 30, 2026			December 31, 2025
	Gross carrying amount	Accumulated depreciation	Net carrying amount	Gross carrying amount	Accumulated depreciation	Net carrying amount
Computer equipment	$4,104	$(3,031)	$1,073	$4,104	$(2,717)	$1,387
Vehicles	—	—	—	85,900	(8,590)	77,310
Property and equipment, net	$4,104	$(3,031)	$1,073	$90,004	$(11,307)	$78,697

During the six months ended June 30, 2026, and 2025, the Company recorded depreciation expense of $4,609 and $314, respectively, which is presented as depreciation of property and equipment in the condensed income statements. On April 7, 2026, the Company sold its vehicle, with a cost of $85,900 and accumulated depreciation of $12,885, to its managing member, who assumed the outstanding vehicle loan of $79,157 and accrued interest of $399. The Company recognized a gain on sale of $6,541, which is presented separately as gain on sale of vehicle – related party in the condensed income statements (Notes 8 and 12).

NOTE 7. SOFTWARE DEVELOPMENT COSTS

The Company incurs costs to develop new modules, functionalities and integrations for its TVM (Panoptic) platform and related client portals, which it uses to deliver services to customers. Capitalized costs consist principally of fees paid to outside developers and are amortized on a straight-line basis over three years once the software is ready for its intended use. During the six months ended June 30, 2026, the Company capitalized $31,035 of fees paid to outside developers for enhancements to its TVM (Panoptic) platform (Table 7.2), which increased the gross carrying amount of software development costs from $301,603 on December 31, 2025, to $332,638 at June 30, 2026. These enhancements were placed in service as they were completed and are amortized from the dates they were placed in service. As of June 30, 2026, and December 31, 2025, no capitalized software remained under development or awaiting deployment.

Table 7.1: Details of Software Development Costs, Net

	June 30, 2026			December 31, 2025
	Gross carrying amount	Accumulated amortization	Net carrying amount	Gross carrying amount	Accumulated amortization	Net carrying amount
Software development costs, net	$332,638	$(262,905)	$69,733	$301,603	$(224,445)	$77,158

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Table 7.2: Capitalized Software Development Costs

	For the Six Months Ended June 30,
	2026	2025
Capitalized software development costs	$31,035	$36,051

Table 7.3: Details of Software Development Cost Amortization

	For the Six Months Ended June 30,
	2026	2025
Amortization expense	$38,460	$43,065

NOTE 8. NOTES PAYABLE

Notes payable are presented in order of the dates on which they were obtained.

Table 8.1: Details of Notes Payable

	June 30,	December 31,
	2026	2025
Economic Injury Disaster Loan	$199,684	$204,447
Vehicle loan	—	81,954
Total notes payable	199,684	286,401
Less: current portion	(4,786)	(13,001)
Notes payable, net of current portion	$194,898	$273,400

Economic Injury Disaster Loan

In June 2020, the Company entered into a $150,000 loan with the U.S. Small Business Administration (the “SBA”) under its Economic Injury Disaster Loan (“EIDL”) assistance program; the loan was increased in January 2022, when the Company received additional proceeds of $50,000. The loan bears interest at 3.75% per annum and is payable in monthly installments of $1,016, including principal and interest, maturing in June 2050. The loan is collateralized by substantially all of the Company’s business assets. In connection with the Acquisition, Cycurion will become a guarantor of the loan upon approval by the SBA; the loan remains an obligation of the Company.

Vehicle Loan

In June 2025, the Company financed the purchase of a vehicle with an $85,900 installment note collateralized by the vehicle, payable in monthly installments of approximately $1,240, including interest at approximately 8.3% per annum, maturing in May 2033. The note was assumed by the Company’s managing member on April 7, 2026, in connection with the member’s purchase of the vehicle (Note 6), and no balance was outstanding on June 30, 2026.

Maturities

Table 8.2: Scheduled Principal Maturities of Notes Payable

For the twelve months ending June 30,	Amount
2027	$4,786
2028	4,968
2029	5,158
2030	5,354
2031	5,559
Thereafter	173,859
Total	$199,684

Interest

Interest expense was $6,375 and $6,726 for the six months ended June 30, 2026, and 2025, respectively, including interest on credit card balances. Cash paid for interest was $5,648 and $6,726 for the six months ended June 30, 2026, and 2025, respectively; the difference in interest expense and cash paid for interest for the six months ended June 30, 2026 of $727 represents interest accrued on the vehicle loan that was assumed by the managing member and net non-cash adjustments of loan balances to lenders’ statements. The Company had no debt issuance costs or debt discounts during the periods presented.

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NOTE 9. MEMBERS’ DEFICIT

The Company is governed by its Amended and Restated Operating Agreement dated November 5, 2019, and through the date of the Acquisition was managed by its managing member. Members’ liability is limited to their capital contributions, and profits and losses are allocated to members in accordance with their ownership interests. Distributions are made at the discretion of the managing member, subject to the terms of the operating agreement. There were no member contributions or distributions during the six months ended June 30, 2026, and 2025. On June 3, 2026, Cycurion acquired 100% of the membership interests of the Company (Note 1).

Membership interests consist of Class A units (500,000,000 authorized) and Class B units (100,000,000 authorized). Immediately before the Acquisition, 496,250,000 Class A units and 30,065,790 Class B units were issued and outstanding (495,625,000 and 30,690,790, respectively, at June 30, 2025). The Class B units held by a former employee were subject to forfeiture of 625,000 units on each anniversary of the employee’s August 29, 2021, termination date, and the forfeited units were reissued as Class A units to Clear Path Investments, an entity owned by the Company’s managing member. Net income for 2025 is allocated to members in proportion to their ownership interests on December 31, 2024, which were unchanged until the forfeiture of Class B units on August 29, 2025, consistent with the Company’s audited financial statements, and net income for 2026 through the Acquisition is allocated in proportion to ownership interests on June 2, 2026. Net income for the period from January 1 through June 2, 2026, was allocated to the Company’s members before the Acquisition, and net income for the period from June 3 through June 30, 2026, was allocated to Cycurion. The following table presents members’ deficit by member:

Table 9: Members’ Deficit by Member

	Clear Path Investments	Lighthouse Business Catalysts	Brian Tenney	Don Ainslie	Cycurion, Inc.	Total
Balance, December 31, 2024	$(1,115,174)	$(220,475)	$85,140	$(14,900)	$—	$(1,265,409)
Ownership interest – June 30, 2025	79.92%	14.25%	5.00%	0.83%	—	100.00%
Allocation of net income – six months ended June 30, 2025	337,701	60,213	21,127	3,507	—	422,548
Balance, June 30, 2025	$(777,473)	$(160,262)	$106,267	$(11,393)	$—	$(842,861)
Allocation of net income – July 1 through December 31, 2025	291,210	51,924	18,219	3,024	—	364,377
Balance, December 31, 2025	$(486,263)	$(108,338)	$124,486	$(8,369)	$—	$(478,484)
Allocation of net income – January 1 through June 2, 2026	115,288	20,525	7,202	1,023	—	144,038
Balance, June 2, 2026	$(370,975)	$(87,813)	$131,688	$(7,346)	$—	$(334,446)
Ownership interest – June 2, 2026	80.04%	14.25%	5.00%	0.71%	—	100.00%
Acquisition of membership interests by Cycurion – June 3, 2026	370,975	87,813	(131,688)	7,346	(334,446)	—
Allocation of net income – June 3 through June 30, 2026	—	—	—	—	111,301	111,301
Balance, June 30, 2026	$—	$—	$—	$—	$(223,145)	$(223,145)

Balances include members’ capital contributed before the Acquisition of $119,282 (Clear Path Investments) and $162,500 (Brian Tenney), which was unchanged during the periods presented and is included in the balance attributable to Cycurion on June 30, 2026. Ownership interests are based on the Company’s capitalization table.

The balances at June 30, 2026 in Table 9 present the Company’s total members’ deficit of $223,145 by holder. Because the Company did not apply pushdown accounting (Note 1), the Acquisition did not change the Company’s historical members’ capital or accumulated deficit, and the condensed balance sheet on June 30, 2026, continues to present members’ capital of $281,782, which was contributed by Clear Path Investments and Brian Tenney before the Acquisition, and an accumulated deficit of $504,927, which includes the net income allocated to the former members through June 2, 2026. For purposes of Table 9, the former members’ balances, including their contributed capital, are presented as transferred to Cycurion on June 3, 2026, when Cycurion acquired all of the membership interests. Accordingly, the former members have no balances on June 30, 2026, and the entire members’ deficit is attributed to Cycurion. The members’ deficit attributed to Cycurion reflects the Company’s historical basis of accounting and does not reflect Cycurion’s cost of the Acquisition or the fair value adjustments, goodwill or intangible assets recognized in Cycurion’s consolidated financial statements.

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NOTE 10. EMPLOYEE BENEFIT PLAN

The Company did not sponsor its own retirement plan. Through July 2025, the Company’s employees were co-employed through a professional employer organization (“PEO”), Insperity, and eligible employees could participate in a defined contribution 401(k) plan sponsored by the PEO as a multiple employer plan. Eligibility, vesting and the employer matching formula were governed by the PEO’s plan document and the Company’s elections under it. Employee deferrals and the Company’s matching contributions were funded through the PEO each bi-weekly payroll period. The Company’s arrangement with the PEO, and its employees’ participation in the plan, ended in July 2025, and the Company had no further obligations under the plan. Employer matching contributions were $0 and $2,920 for the six months ended June 30, 2026, and 2025, respectively.

NOTE 11. GOVERNMENT ASSISTANCE – EMPLOYEE RETENTION CREDIT

In January 2025, the Company received refunds of $104,298 under the Coronavirus Aid, Relief, and Economic Security (CARES) Act Employee Retention Credit (ERC) program related to qualified wages paid in 2020 and 2021. Consistent with its accounting policy, which is described in Note 2 to its audited financial statements for the years ended December 31, 2025, and 2024, the Company recognized the credit upon receipt, and it is presented in other income, net within the condensed income statements for the six months ended June 30, 2025. ERC claims remain subject to examination by the Internal Revenue Service, and the Company could be required to repay amounts determined to be ineligible; the Company believes it met the eligibility requirements.

NOTE 12. RELATED PARTY TRANSACTIONS

The Company entered into transactions with its managing member, entities owned by its members, a former member and, following the Acquisition, Cycurion. These transactions are described below.

Management Services – Clear Path Investments

Clear Path Investments, an entity owned by the Company’s managing member, provided management services to the Company, including the services of the Company’s Chief Executive Officer, billed bi-weekly, until the Acquisition on June 3, 2026, when the arrangement ended. Management fees were $106,738 and $84,000 for the six months ended June 30, 2026, and 2025, respectively, and are presented in management and consulting fees – related parties (Table 12.1). In addition, the Company reimbursed Clear Path Investments for expenses paid on the Company’s behalf of $7,023 and $17,165 for the six months ended June 30, 2026, and 2025, respectively, and, during the six months ended June 30, 2026, for continuation health coverage premiums of $17,388, which are included in selling, general and administrative expenses. At June 30, 2026, prepaid expenses and other current assets included $6,206 due from Clear Path Investments, and at December 31, 2025, accounts payable and accrued liabilities included an advance of $8,688 to Clear Path Investments.

Consulting Services – Lighthouse Business Catalysts

Lighthouse Business Catalysts, LLC, a member of the Company before the Acquisition, provided business consulting and board-development services to the Company under a monthly retainer. Consulting fees were $60,000 for each of the six months ended June 30, 2026, and 2025 and are presented in management and consulting fees – related parties (Table 12.1). During the six months ended June 30, 2025, Lighthouse Business Catalysts also billed the Company $30,000 for the services of an outside contractor provided to the Company, which is included in selling, general and administrative expenses. During the six months ended June 30, 2026, Lighthouse Business Catalysts credited a $15,000 invoice from December 2025, which is included in other income, net. Accounts payable and accrued liabilities included $5,000 and $10,000 due to Lighthouse Business Catalysts at June 30, 2026 and December 31, 2025, respectively.

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The following table presents management and consulting fees – related parties as presented in the condensed income statements:

Table 12.1: Management and Consulting Fees – Related Parties

	For the Six Months Ended June 30,
	2026	2025
Clear Path Investments – management fees	$106,738	$84,000
Lighthouse Business Catalysts – consulting fees	60,000	60,000
Management and consulting fees – related parties	$166,738	$144,000

Software Development Services – JourneyTEAM

JourneyTEAM, an entity owned by a member of the Company before the Acquisition, provides software development services to the Company. The Company paid service fees of $22,369 and $21,300 during the six months ended June 30, 2026 and 2025, respectively, a portion of which was capitalized as software development costs (Note 7). Accounts payable and accrued liabilities included $5,364 and $9,578 due to JourneyTEAM at June 30, 2026 and December 31, 2025, respectively.

Note Payable – Related Party

The Company has a 10-year, non-interest-bearing note payable to a former member, Todd Neilson, arising from the purchase of Mr. Neilson’s membership interests in the Company by Ryan Layton, the Company’s managing member before the Acquisition, in May 2019. The note is payable in monthly installments of $3,667 through an escrow agent. No interest has been imputed on the note. In April 2026, the note was amended so that the Acquisition did not accelerate its maturity, and the note remains payable on its original terms. The outstanding balance was $128,333 and $150,333 on June 30, 2026 and December 31, 2025, respectively, of which $84,333 and $106,333, respectively, was classified as non-current (Table 12.2), and the Company made principal payments of $22,000 during each of the six months ended June 30, 2026, and 2025.

Table 12.2: Details of Note Payable – Related Party

	June 30, 2026	December 31, 2025	Interest rate	Maturity (calendar year)
Note payable – Todd Neilson	$128,333	$150,333	0.0%	2029
Less: current portion	(44,000)	(44,000)
Note payable – related party, net of current portion	$84,333	$106,333

Table 12.3: Scheduled Principal Maturities of Note Payable – Related Party

For the twelve months ending June 30,	Amount
2027	$44,000
2028	44,000
2029	40,333
Total	$128,333

Sale of Vehicle to Managing Member

On April 7, 2026, the Company sold its vehicle to its managing member, who assumed the outstanding vehicle loan of $79,157; the Company recognized a gain on sale of $6,541 (Note 6).

Corporate Credit Card

A member of the Company is the named holder of a corporate credit card used for Company expenses. Balances are obligations of the Company and are included in accounts payable and accrued liabilities on the condensed balance sheets as of June 30, 2026, and December 31, 2025.

Cycurion, Inc.

Following the Acquisition on June 3, 2026, Cycurion is the Company’s parent and a related party. In connection with the Acquisition, Cycurion will become a guarantor of the Company’s EIDL loan upon approval by the SBA (Note 8). There were no other transactions between the Company and Cycurion from June 3 through June 30, 2026.

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NOTE 13. COMMITMENTS AND CONTINGENCIES

Legal Proceedings

From time to time, the Company may be a party to litigation or claims arising in the ordinary course of business, including those relating to employment matters, relationships with customers, vendors and contractors, and other business matters. Although the outcome of any such matter is inherently uncertain, management does not believe that there are any pending or threatened litigation or claims that would have a material adverse effect on the Company’s financial position, results of operations or cash flows as of June 30, 2026, and December 31, 2025.

Leases

The Company rents office and storage space on a month-to-month basis. Rent and storage expense was $2,346 and $2,552 for the six months ended June 30, 2026, and 2025, respectively. The Company has no lease commitments with terms in excess of twelve months and no right-of-use assets or lease liabilities.

Employee Retention Credit

ERC refunds received by the Company remain subject to examination by the Internal Revenue Service (Note 11). The Company has not recorded a liability for potential repayment because it does not believe a loss is probable.

Platform Provider Agreement

The Company purchases security operations platform licenses from its platform provider (Note 14) under an agreement priced on the volume of monitored customer assets. As of June 30, 2026, and 2025, the Company was committed to purchase operations platform licenses valued at $171,742 and $362,013, respectively.

NOTE 14. CONCENTRATIONS, RISKS AND UNCERTAINTIES

Credit Risk

The Company’s primary bank deposits are located in the United States. Those deposits are provided protection under FDIC insurance up to a maximum of $250,000. Any deposits in excess of that amount are at risk of loss if the bank becomes insolvent. The Company is subject to risk borne from credit extended to customers, which is mitigated by billing in advance of service.

Interest Risk

The Company’s notes payable bear fixed rates of interest, and its note payable – related party is non-interest-bearing. Accordingly, the Company’s exposure to interest rate risk is limited to interest on credit card balances and any future borrowings.

Inflation Risk

Management monitors changes in price levels. Historically, inflation has not materially impacted the Company’s financial statements; however, significant increases in third-party platform license and contractor costs that cannot be passed on to the Company’s customers could adversely impact the Company’s results of operations.

Concentration Risk

Because revenue is recognized ratably from amounts invoiced in advance, the Company measures customer concentration based on amounts invoiced (billings) during each period. Customers accounting for 10% or more of billings in either period were as follows:

Table 14.1: Billings Concentration by Customer – Based on % of Billings

	2026		2025
Customer	Amount	%	Amount	%
A	$333,286	45.7%	$494,877	47.8%
B	$211,292	29.0%	$211,292	20.4%
C	$75,000	10.3%	$86,556	8.4%

Customers accounting for 10% or more of accounts receivable, net, at either balance sheet date were as follows:

Table 14.2: Accounts Receivable Concentration by Customer – Based on % of Accounts Receivable, Net

	June 30, 2026		December 31, 2025
Customer	Amount	%	Amount	%
A	$160,002	85.1%	$240,000	80.8%

Customer A is the same customer identified as Customer A in Table 14.1.

Vendors accounting for 10% or more of purchases (amounts invoiced by vendors) in either period were as follows.

Table 14.3: Purchase Concentration by Vendor – Based on % of Purchases

	2026		2025
Vendor	Amount	%	Amount	%
A	$138,088	20.3%	$359,086	48.0%
B	$146,799	21.6%	$128,666	17.2%
C	$60,000	8.8%	$90,000	12.0%
D	$99,297	14.6%	$81,556	10.9%
E	$68,871	10.1%	$5,175	0.7%

Vendors B and C are related parties (Note 12).

Table 14.4: Accounts Payable Concentration by Vendor – Based on % of Accounts Payable

	June 30, 2026		December 31, 2025
Vendor	Amount	%	Amount	%
A	$24,165	31.2%	$195,573	86.9%
F	$19,201	24.8%	$—	0.0%

Vendor A is the Company’s security operations platform provider, on which the Company relies for the delivery of its MDR services. Vendor F is the Company’s outside accounting firm.

NOTE 15. FAIR VALUE DISCLOSURES

There were no assets or liabilities recorded at fair value on a recurring basis as of June 30, 2026 or December 31, 2025. Assets that are measured at fair value on a nonrecurring basis include property and equipment and software development costs, which are recognized at fair value when they are considered to be impaired. There were no fair value adjustments for assets and liabilities measured on a nonrecurring basis during the six months ended June 30, 2026, and 2025.

The carrying amounts of cash, accounts receivable, accounts payable and accrued liabilities approximate their fair values because of the short-term nature of these instruments. The Company estimates the fair value of its notes payable by discounting the contractual cash flows of each instrument at estimated market rates for debt with similar terms and credit risk, based on the prime rate plus a credit spread of 6.0% (12.75% at both June 30, 2026, and December 31, 2025); these inputs are unobservable and are classified as Level 3 within the fair value hierarchy. The carrying amount of the vehicle loan approximated its fair value on December 31, 2025. The carrying amounts and estimated fair values of the Company’s debt were as follows:

Table 15.1: Carrying Amounts and Estimated Fair Values of Debt

	June 30, 2026		December 31, 2025
	Carrying amount	Fair value	Carrying amount	Fair value
Economic Injury Disaster Loan	$199,684	$92,549	$204,447	$93,108
Vehicle loan	—	—	81,954	81,954
Note payable – related party	128,333	107,425	150,333	122,238
Total	$328,017	$199,974	$436,734	$297,300

The estimated fair values of the EIDL loan and the note payable – related party are less than their carrying amounts because the EIDL loan bears a below-market fixed rate of 3.75% available through a government program and the note payable – related party is non-interest-bearing.

NOTE 16. SUBSEQUENT EVENTS

The Company evaluated subsequent events from the date of the balance sheet as of June 30, 2026, through October 28, 2026, the date the condensed financial statements were available to be issued. There are two types of subsequent events: (i) recognized, or those that provide additional evidence with respect to conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (ii) nonrecognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date. The Company did not identify any recognized or nonrecognized subsequent events requiring disclosure.

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